                                                                    EXHIBIT 99.1


[PSYCHIATRIC SOLUTIONS LOGO]


CONTACTS:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


                 PSYCHIATRIC SOLUTIONS COMPLETES ACQUISITION OF
                              RAMSAY YOUTH SERVICES

                                  -----------

                         ADDS OVER 1,250 INPATIENT BEDS



Franklin, Tenn. (June 30, 2003) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq:
PSYS) today announced that it has completed the acquisition of Ramsay Youth Services, Inc. in a transaction valued at approximately $77.0 million, consisting of $58.0 million in cash, or $5.00 per share, for Ramsay's common stock, and the assumption of Ramsay's outstanding debt.

         "With the consummation of the Ramsay transaction, PSI has now added over 2,000 psychiatric inpatient beds to our operations during the first six months of 2003," remarked Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. "At a time when the inpatient behavioral healthcare industry is experiencing rising inpatient admissions and reimbursement, we believe this acquisition highlights both the growth opportunity we see in the behavioral healthcare industry and our ability to complete substantial transactions successfully.

         "As with our previous acquisitions, we intend to continue to deliver high quality care through our new Ramsay facilities and programs while implementing steps to achieve significant organic growth through new programming, expanded psychiatric staff and physical additions and improvements. We welcome the skilled clinical professionals from Ramsay, who have built its reputation for high quality care and who will be the foundation of our efforts to generate increasing revenue and profits from these operations."


         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain

                                     -MORE-

PSYS Completes Ramsay Acquisition
Page 2
June 30, 2003


favorable and continuing relationships with physicians who use PSI's facilities;
(4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and (7) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in its Form 8-K filed on June 9, 2003 under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its ownership and operation of freestanding psychiatric inpatient facilities and its management of psychiatric units within general acute care hospitals owned by others. PSI currently operates 22 owned or leased freestanding facilities with more than 2,700 inpatient beds, manages 10 freestanding facilities for government agencies and manages 48 psychiatric units for others.


                                      -END-